Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 10, 2003 relating to the financial statements, which appears in OmniVision Technologies, Inc. Annual Report on Form 10-K for the year ended April 30, 2003. We also consent to the incorporation by reference of our report dated June 10, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California

June 25, 2003